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                                                                    EXHIBIT 23.1

The Board of Directors
The Kushner Locke Company:

    We consent to the use of our reports included herein, the use of our reports incorporated herein by reference from the September 30, 1995 Annual Report on Form 10-K and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP


Los Angeles, California
July 10, 1996